Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Epoch Biosciences, Inc.:

     We consent to the use of our report incorporated by reference herein in the registration statement on Form S-8.

     Our report refers to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets”, effective January 2002.

/s/KPMG LLP

Seattle, Washington
August 25, 2004